UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 06, 2026

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2026, Acushnet Cayman Limited (“Acushnet Cayman”), a limited company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Acushnet Holdings Corp. (the “Company”), entered into a Subscription and Shareholders’ Agreement (the “Agreement”) by and among Acushnet Cayman, Myre Overseas Corp. (“Myre”) and ACL FootJoy Pte. Ltd. (“ACL FootJoy”), pursuant to which Acushnet Cayman and Myre (together, the “Shareholders”) formed a joint venture and subscribed for shares in the capital of ACL FootJoy with the primary purpose of sourcing raw materials for, and contracting for the manufacture and production of, footwear in Vietnam (the “Products”), under trademarks and brand names owned by Acushnet Company, a wholly owned subsidiary of the Company, at one or more factories owned and/or controlled by Myre and/or its affiliates (the “Footwear Factories”). Pursuant to the Agreement, Acushnet Cayman and its designees have the sole and exclusive right to purchase and distribute, and to arrange for the worldwide sale and distribution of, all Products manufactured or produced at the Footwear Factories.

Pursuant to the terms of the Agreement, Acushnet Cayman and Myre own 40% and 60%, respectively, of the issued and outstanding ordinary shares of ACL FootJoy, and the Agreement sets out the basis on which the Shareholders have agreed to conduct the business and manage the future affairs of ACL FootJoy. Among other things, the Agreement provides that (i) the board of directors of ACL FootJoy (the “Board”) shall consist of up to six directors (the “Directors”), (ii) Acushnet Cayman shall be entitled to appoint three Directors (the “Acushnet Directors”), (iii) Myre shall be entitled to appoint three Directors, (iv) the chair of the Board (the “Chair”) shall be an Acushnet Director and (v) the Chair shall have a second or casting vote in the event of a voting deadlock among the Directors.

The Agreement also provides that (i) the determination, adoption and/or modification of the annual business plan, operating budget and capital expenditure budget of ACL FootJoy will each require the approval of a majority of the Board, which majority must include at least one Acushnet Director, (ii) any amendment to ACL FootJoy’s organizational documents will require a special resolution approved by each of the Shareholders and (iii) neither Shareholder may sell, assign, transfer, mortgage, pledge or otherwise encumber or convey any of its ordinary shares of ACL FootJoy unless such transaction is approved by a majority of the Board, which majority must include all of the Directors appointed by the other Shareholder.

As previously disclosed, the Shareholders are parties to a Joint Venture Agreement, dated as of June 1, 1995, pursuant to which the Shareholders jointly own and operate Acushnet Lionscore, Ltd. for the primary purpose of trading in and manufacturing, in China, footwear under trademarks and brand names owned by Acushnet Company.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Subscription and Shareholders’ Agreement between Acushnet Cayman Limited, Myre Overseas Corp. and ACL FootJoy Pte. Ltd. dated as of January 6, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Sean Sullivan
Name:	Sean Sullivan
Title:	Executive Vice President, Chief Financial Officer

Date: January 8, 2026